                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [x]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(c)(2))


     [x] Definitive Proxy Statement


     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
                              CAPITOL BANCORP LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                              CAPITOL BANCORP LTD.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [x] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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
[CAPITAL BANCORP LIMITED LOGO]












                                                  March 17, 1999





Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Capitol Bancorp Ltd. to be held at the Lansing Center, 333 East Michigan Avenue, Lansing, Michigan, on Tuesday, May 4, 1999, at 4:00 p.m. Eastern Time.


         The attached Notice of the Annual Meeting and Proxy Statement describe the formal business to be transacted at the Meeting. The meeting is for the purpose of considering and acting upon the election of directors of the Corporation and a proposed amendment to the Corporation's articles of incorporation.



         During the meeting, we will also report on the operations of the Corporation. Directors and officers of the Corporation, as well as a representative of BDO Seidman, LLP will be present to respond to any appropriate questions that you may have.


         Please sign, date and return the enclosed proxy card. If you attend the Meeting, you may withdraw your proxy and vote in person, even if you have previously mailed a proxy card.

                                                Sincerely,



                                                JOSEPH D. REID
                                                Chairman of the Board, President
                                                and Chief Executive Officer

                              CAPITOL BANCORP LTD.
                           One Business & Trade Center
                           200 Washington Square North
                             Lansing, Michigan 48933

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       To be Held on Tuesday, May 4, 1999


         The 1999 Annual Meeting of the Stockholders of Capitol Bancorp Ltd. will be held at the Lansing Center, 333 East Michigan Avenue, Lansing, Michigan on Tuesday, May 4, 1999 at 4:00 p.m. Eastern Time.

         A Proxy Card and a Proxy Statement for the meeting are enclosed.

         The meeting is for the purpose of considering and acting upon:

                  1. The election of 16 directors of the Corporation to hold office for one year and until their successors are elected and qualified and;


                  2. A proposal to amend the Corporation's articles of incorporation to increase the number of authorized common shares (no par value) from 10,000,000 to 25,000,000.


                  3. Such other matters as may properly come before the meeting or any adjournments thereof.

         The Board of Directors is not aware of any other business to come before the meeting.

         Action may be taken on any one of the foregoing proposals at the meeting on the date specified, or on any dates to which, by original or later adjournment, the meeting may be adjourned. Stockholders of record at the close of business on March 10, 1999, are the Stockholders entitled to vote at the meeting and any adjournments thereof.

         You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting, withdraw your proxy and vote in person.

                                             BY ORDER OF THE BOARD OF DIRECTORS



                                             DAVID O'LEARY
                                             Secretary

Lansing, Michigan
March 17, 1999


IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                              CAPITOL BANCORP LTD.
                           One Business & Trade Center
                           200 Washington Square North
                             Lansing, Michigan 48933


                         ANNUAL MEETING OF STOCKHOLDERS
                                   May 4, 1999

                                 PROXY STATEMENT


INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Capitol Bancorp Ltd. to be used at the 1999 Annual Meeting of Stockholders of the Corporation which will be held at the Lansing Center, 333 East Michigan Avenue, Lansing, Michigan, on Tuesday, May 4, 1999 at 4:00 p.m. Eastern Time. The accompanying Notice of Meeting and this Proxy Statement are being mailed to stockholders on or about March 17, 1999.

REVOCATION OF PROXIES


         Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Corporation or by the filing of a later proxy prior to a vote being taken on a particular proposal at the meeting. A proxy will not be voted if a particular stockholder attends the meeting and revokes his or her proxy by notifying the Secretary at the meeting of his or her intention to do so. Any stockholder who attends the meeting and revokes his proxy may vote in person. Proxies solicited by the Board of Directors of the Corporation will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted FOR the nominees for directors set forth below and FOR the proposed amendment to the Corporation's articles of incorporation.


VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         Stockholders of record as of the close of business on March 10, 1999 (the "Record Date"), are entitled to one vote for each share then held. As of February 17, 1999, the Corporation had 6,344,886 shares of common stock issued and outstanding.

         The following table sets forth, as of February 17, 1999, certain information as to each person (including any group as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who was known to be the beneficial owner of more than 5% of the Corporation's common stock as of that date, and as to the shares of common stock beneficially owned by all executive officers and directors of the Corporation as a group.



Name and Address of                                           Shares of                                   Percent of
Beneficial Owner                                              Common Stock                                Common Stock
----------------------------------------------------------------------------------------------------------------------
Joseph D. Reid                                                 1,103,384(a)                                  16.15%
  Capitol Bancorp Ltd.
  One Business & Trade Center
  200 Washington Square North
  Lansing, Michigan 48933



All Directors and Executive                                    2,139,107(b)                                  30.82%
  Officers as a group   (29 persons)


----------------------------------------------------------------------------------------------------------------------

(a)      Includes 485,119 options, each to purchase one share of common stock.
         See "Executive Compensation".


(b) Includes 84,319 shares held by 11 persons who are executive officers of the Corporation, but not directors, of which 33,358 are held in the Capitol Bancorp Ltd. Employee Stock Ownership Plan. Also includes
         141,624 shares held by the Capitol Bancorp Ltd. Directors' Deferred
         Compensation Plan and 595,586 options each to purchase one share of common stock.



ELECTION OF DIRECTORS

         The Bylaws of the Corporation establish that the number of directors shall be not less than five nor more than twenty-five.

         The persons named in the enclosed Proxy intend to vote for the election of the nominees named in this Proxy Statement unless it contains instructions to the contrary. All nominees are willing to be elected and to serve in such capacity for one year and until their successors are elected and qualified. If any of the nominees becomes unavailable for election, which is not anticipated, the persons named in the Proxy will vote for such other nominee, if any, as may be proposed by the Board of Directors. A majority of the common stock voting at the meeting is required for the election of nominees to the Board of Directors.


         Each of the nominees for election to the Board of Directors is currently a member of the Corporation's Board of Directors and has been a member of the Board of Directors of the Corporation since the year shown in the table below (or, as to dates prior to 1988, Capitol National Bank), except as indicated.



         The table below sets forth information regarding the nominees based on the data furnished by them. They have held the principal occupations shown for at least the past five years unless otherwise indicated. The shares in this table do not include the ESOP shares voted by Messrs. Reid, O'Leary and Carr as trustees of the ESOP for which such trustees disclaim beneficial ownership thereof except insofar as they are beneficiaries of the ESOP trust. See "Executive Compensation".




Name; Positions with the
Corporation or Principal
Occupations or Positions
During Past Five Years; Other
Directorships in Companies                                                       Shares of Common
With Securities Registered                                                       Stock of the
Pursuant to Section 12                                       Year First          Corporation Owned                 Percent of Total
of the Securities                                            Became A            Beneficially At                   Common Stock At
Exchange Act of 1934                             Age         Director            February 17, 1999(a)              February 17, 1999
------------------------------------------------------------------------------------------------------------------------------------


Joseph D. Reid                                    56         1982                     1,103,384 (c)                     16.15%
  Chairman of the Board, President
  and Chief Executive Officer of the
  Corporation; Chairman of the Board
  of certain of the Corporation's
  subsidiaries(b); Chairman and Chief
  Executive Officer, Access BIDCO,
  Incorporated and Onset BIDCO,
  Inc. (subsidiary of Access BIDCO, Inc.)

Robert C. Carr                                    59         1982                        68,336 (d)                      1.07%
  Treasurer and Executive Vice
  President of the Corporation;
  Chairman, Capitol National Bank

David O'Leary                                    68          1982                        48,985                           .77%
  Secretary of the Corporation;
  Chairman, O'Leary Paint Company


--------
(a) Includes all shares as to which the nominee has voting power and/or investment power, including shares held by entities owned and controlled, and shares held by children residing in the same household or jointly with spouse. This total does not reflect stock purchased through voluntary participation in the Capitol Bancorp Ltd. Directors' Deferred Compensation Plan.

(b)      Chairman of the Boards of Directors of the following subsidiary banks:
         Detroit Commerce Bank, Kent Commerce Bank and Muskegon Commerce Bank. Also Chairman and CEO of Sun Community Bancorp Limited and its subsidiary banks, Bank of Tucson, Camelback Community Bank, Mesa Bank, Southern Arizona Community Bank, Sunrise Bank of Arizona and Valley First Community Bank.

(c) Includes 485,119 options, each to purchase one share of common stock. See "Executive Compensation".

(d) Includes 39,600 options, each to purchase one share of common stock. Also includes 12,270 allocated shares held in the Capitol Bancorp Ltd. Employee Stock Ownership Plan.


Name; Positions with the
Corporation or Principal
Occupations or Positions
During Past Five Years; Other
Directorships in Companies                                                       Shares of Common
With Securities Registered                                                       Stock of the
Pursuant to Section 12                                       Year First          Corporation Owned         Percent of Total
of the Securities                                            Became A            Beneficially At           Common Stock At
Exchange Act of 1934                             Age         Director            February 17, 1999(a)      February 17, 1999
--------------------------------------------------------------------------------------------------------------------------------
Louis G. Allen                                   69               1989                        594                          .01%
 Retired Bank Executive

Paul R. Ballard                                  49               1990                     87,060(b)                      1.37%
  Executive Vice President of the
  Corporation; President and
  CEO, Portage Commerce Bank

David L. Becker                                  63               1990                     52,155                          .82%
  President, Becker Insurance
  Agency, P.C.

Douglas E. Crist                                 58               1982                     52,916                          .83%
  President, Developers of
  SW Florida, Inc.

James C. Epolito                                44                      (c)                  217                            --
  President and CEO, The
  Accident Fund Company

Gary A. Falkenberg                               60               1982                      40,443                         .64%
  Doctor of Osteopathic Medicine

Joel I. Ferguson                                 60               1982                      42,405                         .67%
  Chairman, Ferguson Development,
  LLC; General Partner, F & S
  Development Co. (a real estate
  development firm)

Kathleen A. Gaskin                              57                1982                      30,869                         .49%
  Associate Broker/State Appraiser,
  Tomie Raines, Inc. Realtors

H. Nicholas Genova                              59                1992                      14,131                         .22%
  Chairman and CEO, Washtenaw
  News Company, Inc.; President,
  H. N. Genova Development Company

L. Douglas Johns                                 55               1982                      96,160                        1.52%
  President, Mid-Michigan Investment
  Company


--------
(a) Includes all shares as to which the nominee has voting power and/or investment power, including shares held by entities owned and controlled, and shares held by children residing in the same household or jointly with spouse. This total does not reflect stock purchased through voluntary participation in the Capitol Bancorp Ltd. Directors' Deferred Compensation Plan.

(b) Includes 21,600 options, each to purchase one share of common stock. Also includes 9,327 allocated shares held in the Capitol Bancorp Ltd. Employee Stock Ownership Plan.

(c)      First year standing for election to the Board of Directors.



Name; Positions with the
Corporation or Principal
Occupations or Positions
During Past Five Years; Other
Directorships in Companies                                                       Shares of Common
With Securities Registered                                                       Stock of the
Pursuant to Section 12                                       Year First          Corporation Owned         Percent of Total
of the Securities                                            Became A            Beneficially At           Common Stock At
Exchange Act of 1934                             Age         Director            February 17, 1999(a)      February 17, 1999
-------------------------------------------------------------------------------------------------------------------------------


Michael L. Kasten                                  53             1990                        78,154                      1.23%
  Managing Partner, Kasten Investments,
  LLC; Vice President, Kasten Insulation
  Services, Inc. (formerly M. L. Kasten
  Company); Director and Vice Chairman,
  Sun Community Bancorp Limited and a
  Director of its subsidiaries, Bank of
  Tucson, Camelback Community Bank, Mesa
  Bank, Southern Arizona Community Bank,
  Sunrise Bank of Arizona and Valley
  First Community Bank; Director and
  Chairman of Portage Commerce Bank

Leonard Maas                                       77             1995                      93,807                        1.48%
  President, Gillisse Construction
  Company (underground utility
  construction); Partner, CP Limited
  Partnership

Lyle W. Miller                                     55             1982                       43,601                        .69%
  President, SERVCO, Inc. (provider of
  credit card and computer enhancement
  services); President, Northern Connections,
  LLC (property leasing); President,
  Northern Leasing and Sales, (property
  leasing;) President, Lansing Ice &
  Gymnastics Center; President, McMiller
  Holding Company (land holding company);
  Executive Vice President, NCCI (a
  division of Cendent, direct marketing and
  member servicing)

--------
(a) Includes all shares as to which the nominee has voting power and/or investment power, including shares held by entities owned and controlled, and shares held by children residing in the same household or jointly with spouse. This total does not reflect stock purchased through voluntary participation in the Capitol Bancorp Ltd. Directors' Deferred Compensation Plan.


Name; Positions with the
Corporation or Principal
Occupations or Positions
During Past Five Years; Other
Directorships in Companies                                                       Shares of Common
With Securities Registered                                                       Stock of the
Pursuant to Section 12                                       Year First          Corporation Owned         Percent of Total
of the Securities                                            Became A            Beneficially At           Common Stock At
Exchange Act of 1934                             Age         Director            February 17, 1999(a)      February 17, 1999
--------------------------------------------------------------------------------------------------------------------------------

Individuals Who Have Served as a
Director in Most Recent Fiscal Year
and Are Not Standing for Re-Election
As a Director:

Richard G. Dorner                                  53                  1990                     15,823(b)                   .25%
  President and CEO, Ann
  Arbor Commerce Bank

James R. Kaye                                      41                  1992                      8,057(c)                   .13%
  President and CEO, Oakland
  Commerce Bank



(a) Includes all shares as to which the nominee has voting power and/or investment power, including shares held by entities owned and controlled, and shares held by children residing in the same household or jointly with spouse. This total does not reflect stock purchased through voluntary participation in the Capitol Bancorp Ltd. Directors' Deferred Compensation Plan.

(b) Includes 1,200 options, each to purchase one share of common stock and 7,087 allocated shares held in the Capitol Bancorp Ltd. Employee Stock Ownership Plan.

(c) Includes 1,200 options, each to purchase one share of common stock and 4,157 allocated shares held in the Capitol Bancorp Ltd. Employee Stock Ownership Plan.

         Rules and regulations promulgated by the Securities and Exchange Commission require periodic reporting of the beneficial ownership of and transactions involving the Corporation's securities relating to directors, officers and beneficial owners of 10% or more of the Corporation's securities. Under those rules and regulations, certain acquisitions and divestitures of the Corporation's securities are required to be disclosed via reports filed within prescribed time limits. Based on the Corporation's review of filings made during the year ended December 31, 1998 the following common stock transactions were noted:

         Leonard Maas purchased 1,000 shares on April 29, 1998 for a joint account with his spouse. The acquisition of 1,000 shares was not reported on the original report of holdings and should have been reported thereon.

         William Rheaume purchased 250 shares on September 15, 1998. The acquisition of 250 shares was not reported on the original report of holdings and should have been reported thereon.

         The forgoing transactions were not reported timely pursuant to the filing requirements. These transactions were subsequently reported in conjunction with the required year-end reporting of beneficial ownership interests of these individuals as of December 31, 1998.

PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION

         The Corporation's Board of Directors recommends that the stockholders approve a proposal to amend the articles of incorporation to increase the number of authorized shares of common stock (no par value) from 10,000,000 to 25,000,000.


         The articles of incorporation currently limit the number of common shares which the Corporation could issue to 10,000,000, a provision which was established in 1988. Since that time, the Corporation has issued additional shares through stock offerings, acquisitions, stock splits, stock dividends, dividend reinvestment plan, employee stock ownership plan and upon exercise of stock options.


         At December 31, 1998, there were 6,344,886 common shares outstanding. If the amendment is adopted, approximately 18,650,000 shares of common stock would be authorized and unissued. At December 31, 1998, there were

617,714 stock options outstanding which provide for the issuance of a like number of common shares, if and when exercised. Except to the extent that the Corporation may issue additional common shares upon exercise of stock options, the Corporation has no commitments for issuance of additional common shares, but wishes to have such shares available for future issuances as the need may arise. No further stockholder approval would be required prior to the issuance of the additional shares authorized by this amendment.


         The proposed increase in the number of common shares authorized will have no dilutive effect upon the proportionate voting power of the present shareholders of the Corporation. However, to the extent common shares are subsequently issued to persons other than present shareholders and/or in proportions other than the proportion which presently exists, such issuance could have a substantial dilutive effect on present shareholders. The proposed increase would allow the Board of Directors to issue additional shares in a share exchange acquisition without a shareholder vote (except as required by law or rules of The NASDAQ Stock Market). While the Corporation has no present plans, proposals, understandings or agreements for any such acquisition, issuance of additional shares in a share exchange may have a dilutive effect not only on voting power but also on earnings per share and book value per share, depending upon the terms of any particular transaction.



         The future issuance of additional shares of common stock by the Corporation also may potentially have an anti-takeover effect by making it more difficult to obtain shareholder approval of various actions, such as a merger. The proposed increase in the number of common shares authorized could enable the Board of Directors to make an attempt by another person or entity to obtain control of the Corporation more difficult, though the Board of Directors has no present intention of issuing additional shares for such purposes and has no present knowledge of any such takeover efforts.


         The Corporation's Board of Directors believes that the increased number of authorized common shares contemplated by the proposed amendment to the articles of incorporation is desirable to make additional shares available for issuance without further stockholder authorization, except as may be required by law or by the rules of The NASDAQ Stock Market. Authorizing the Corporation to issue more shares than currently authorized by the articles of incorporation will not materially affect any substantive rights, powers or privileges of holders of common shares. The Board of Directors believes that having such additional shares authorized and available for issuance will allow the Corporation to have greater flexibility in considering potential future actions involving the issuance of stock.

         Implementation of this proposed amendment to the articles of incorporation requires approval by a majority of the Corporation's common shares eligible to vote thereon. As a result, any shares not voted (whether by abstention, broker non-vote or otherwise) will have the same effect as a vote against the proposal.

         The Board of Directors recommends a vote FOR the proposal to approve this amendment.

MEETINGS OF THE BOARD OF DIRECTORS

         The Board of Directors conducts its business through meetings of the Board and its committees. During 1998, the Board of Directors held four meetings. No director of the Corporation attended fewer than 75% of the meetings of the Board of Directors and committee meetings on which such Board member served during this period.

         Directors who are not employees of the Corporation or its subsidiaries are entitled to receive an annual directors' fee ($6,000 in 1998). Directors entitled to receive such fee may either receive the amount currently or elect to defer the amount pursuant to a deferred compensation plan. See "Directors' Deferred Compensation Plan". Members of the Corporation's Audit Committee and Compensation Committee receive a fee of $300 for each committee meeting attended.


COMMITTEES OF THE BOARD OF DIRECTORS

         The Corporation's Board of Directors has several committees, including an executive committee, an audit committee and a compensation committee.

EXECUTIVE COMMITTEE

         Through 1998 the Executive Committee was composed of Messrs. Reid, Carr, O'Leary, Ballard, Ferguson and Johns. During 1998, the Executive Committee met four times. In early 1999 the composition of the Committee was changed to consist of Messrs. Reid, O'Leary, Ferguson, Johns, Kasten and Miller. The Executive Committee meets for the purpose of monitoring current operating strategy and implementation of the Corporation's business plan.

AUDIT COMMITTEE

         The members of the Audit Committee are Messrs. Genova and Kasten and its Chairman, Dr. Falkenberg.

         The Audit Committee reviews the results of the independent auditors' audit of the Corporation's consolidated financial statements and evaluates policies, procedures and results relating to the internal audit function and recommends to the Corporation's Board of Directors the selection of independent auditors. During 1998, the Audit Committee met five times.

COMPENSATION COMMITTEE

         The Compensation Committee consists of three directors, Mr. Kasten, Ms. Gaskin and its Chairman, Mr. Miller, who are not employed by the Corporation and are not eligible to participate in any of the Corporation's benefit plans other than the Capitol Bancorp Ltd. Directors Deferred Compensation Plan.


         The Compensation Committee meets for the purpose of reviewing compensation and benefit levels for the Corporation's management and making related recommendations to the Corporation's Board of Directors. During 1998, three meetings of the Compensation Committee were held.



COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


OVERVIEW

         The Corporation's executive compensation structure and policies have been established to attract, retain and motivate quality managerial talent necessary to lead the Corporation while attaining its business objectives and maximizing shareholder value. Because of the Corporation's evolution, it has not been necessary, in the opinion of the Compensation Committee, to utilize external compensation consultants for the purpose of determining compensation levels for executive officers and other employees of the Corporation. The Compensation Committee does, however, review reports of various compensation surveys (including surveys which are specifically applicable to compensation in the banking industry). In the opinion of the Committee, the Corporation's compensation levels are appropriate and competitive insofar as is consistent with the objective stated above.

         Compensation of executive officers of the Corporation includes the following elements:

1.     Salary.
2. Incentive compensation in the form of discretionary bonuses payable in cash and common stock based on meeting certain performance criteria applicable to subsidiary and corporate-wide performance.
3.     Discretionary awards of stock options.
4. An Executive Supplemental Income Program offered to certain key senior officers of the Corporation and its subsidiaries.
5. Participation in other benefit plans offered to employees, including ESOP, 401(k), health insurance and similar programs.
6.     Other fringe benefits, such as company-provided vehicles.

BASE SALARIES

       Annual salaries for the Corporation's CEO and next four most highly compensated executive officers for 1998, 1997 and 1996 are shown on page 12.

       In each of the years presented, annual salary amounts for the named executive officers (including the Corporation's CEO) have increased. During those periods, asset growth has been significant. The growth in the number of banking subsidiaries has increased significantly, particularly in 1998. Earnings in 1998 decreased, compared to 1997, due in part to asset growth and the Corporation's aggressive expansion plans. The Corporation's size, past performance and ongoing development, in the opinion of the Compensation Committee, do not establish a linear relationship between earnings and executive compensation.

       Amounts of annual salary and bonuses have been determined for the CEO on a discretionary basis, consistent with the factors discussed above. In lieu of a 1997 bonus, the Compensation Committee increased the CEO's salary in 1998.

       The CEO's compensation for 1998 was determined by the Compensation Committee's review of qualitative factors which included the aggressive addition of de novo banks, significant asset growth, shareholder value, asset quality and core earnings performance of established bank subsidiaries. Although these factors have quantitative bases, the Committee's review and consideration of CEO compensation is primarily subjective and, hence, qualitative.

       Amounts of annual salary and bonuses paid to the other named executive officers were determined by the Compensation Committee after reviewing recommendations made to the Committee by the Corporation's CEO. Compensation amounts for the other named executive officers, including salary and bonuses, were determined subjectively, similarly to the qualitative factors described above regarding determination of CEO compensation amounts.



                                                        Compensation Committee
                                                        Lyle W. Miller, Chairman
                                                        Michael L. Kasten
                                                        Kathleen A. Gaskin



EMPLOYEE STOCK OWNERSHIP PLAN

       The Employee Stock Ownership Plan provides substantially all full-time employees of the Corporation and certain subsidiaries with an equity interest in the company. All employees of the Corporation and certain subsidiaries, subject to meeting certain eligibility criteria, are entitled to participate in the ESOP, excepting only Mr. Reid. Contributions to the ESOP are determined at the discretion of the Corporation's Board of Directors.

       ESOP contributions charged to expense in 1998, 1997 and 1996 approximated $256,000, $180,000, and $131,000, respectively.

       The ESOP trust held 213,200 shares of the Corporation's Common Stock at February 17, 1999. The ESOP shares are voted by eligible participants of the ESOP, including officers and directors of the Corporation, insofar as such shares are allocated to participants' accounts (154,000 at February 17, 1999). ESOP shares which have not been allocated to participants' accounts (59,200 at February 17, 1999) are voted by Messrs. Reid, Carr and O'Leary. ESOP shares voted by officers of the Corporation who are also participants in the ESOP at December 31, 1998 are included in the "Voting Securities and Principal Holdings Thereof" section of the Proxy Statement.


EMPLOYEE RETIREMENT 401(K) PLAN

       The Corporation has a contributory employee retirement savings 401(k) plan which covers substantially all full-time employees of the Corporation and certain subsidiaries over age 21. The Plan provides for contributions in amounts determined annually by the Board of Directors. Eligible employees make voluntary contributions to the Plan; contributions to the Plan by the Corporation are an employee match (50%, subject to certain limitations). The Corporation's contributions to the Plan charged to expense for the years 1998, 1997 and 1996 were $182,000, $111,000 and $88,000, respectively.

       At February 17, 1999 19,967 shares of common stock were held in the participants' accounts of the Plan. Such shares are voted by the Plan Trustee, Paragon Bank & Trust, a wholly-owned subsidiary of the Corporation.

                             STOCK PERFORMANCE GRAPH

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
 CAPITOL BANCORP LTD., NASDAQ MARKET INDEX, AND SNL $500M-$1B BANK ASSET-SIZE INDEX



       Set forth below is a graph which summarizes the cumulative return experienced by the Corporation's shareholders over the last five years compared to the SNL $500 M - $1 B Bank Asset-Size Index(a) and the cumulative total return on the NASDAQ Market Value Index(b) ("Broad Market Index"). Such presentation assumes that the value of the investment in the Corporation's common stock and each index was $100 on December 31, 1993 and that subsequent cash dividends were reinvested. This index was used by the Corporation in 1997 and 1998. Use of this index in 1998 was appropriate inasmuch as total assets reached $1 billion at the end of the year.


                                    [GRAPH]


                                                                           PERIOD ENDING
                                        -----------------------------------------------------------------------------------
INDEX                                   12/31/93       12/31/94       12/31/95       12/31/96       12/31/97       12/31/98
---------------------------------------------------------------------------------------------------------------------------
Capitol Bancorp Ltd.                     100.00          106.17         121.29         205.21         465.04         385.90
NASDAQ - Total US                        100.00           97.75         138.26         170.01         208.58         293.21
SNL $500M-$1B Bank Asset-Size Index      100.00          106.76         141.74         177.19         288.03         283.20

 EXECUTIVE COMPENSATION

       The following table sets forth compensation paid to the CEO and the next four most highly compensated executive officers of the Corporation for each of the three years in the period ended December 31, 1998. The Corporation has entered into written employment agreements with Joseph D. Reid and certain officers of the Corporation and its subsidiaries. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS".


                           SUMMARY COMPENSATION TABLE



                                                                                              Long-Term Compensation
                                                                                       ------------------------------------

                                                             Annual Compensation               Awards              Payouts
----------------------------------------------------------------------------------------------------------------------------------
                                                                         Other
Name and                                                                 Annual        Restricted     Number of
Principal                                                                Compen-       Stock          Options/       LTIP
Position/Year                                Salary          Bonus(a)    sation(b)     Award(s)       SARs           Payouts
----------------------------------------------------------------------------------------------------------------------------------
Joseph D. Reid(c)
  Chairman, President and
  CEO of the Corporation
  and Chairman and CEO of
  Sun Community Bancorp Limited:
    1998                                    518,500               -0-          4,472       -0-                  -0-     -0-
    1997                                    300,100               -0-      13,766(d)       -0-           146,836(e)     -0-
    1996                                    255,798           255,534          3,779       -0-           237,901(e)     -0-
Robert C. Carr
  Treasurer and Executive
  Vice President of the
  Corporation; Chairman,
  Capitol National Bank:
    1998                                    170,000            33,500          2,200       -0-                  -0-     -0-
    1997                                    154,327            33,500          2,280       -0-                3,600     -0-
    1996                                    150,000            27,000          2,252       -0-               12,000     -0-
Paul R. Ballard
  Executive Vice President of
  the Corporation; President and
  CEO, Portage Commerce Bank:
    1998                                    150,000            30,000          2,899       -0-                  -0-     -0-
    1997                                    133,846            30,000          4,320       -0-                3,600     -0-
    1996                                    130,000            23,000          3,685       -0-               12,000     -0-
Lee W. Hendrickson
 Senior Vice President and
 Chief Financial Officer of the
 Corporation and Sun
 Community Bancorp Limited:
    1998                                    130,961            15,000          3,883       -0-                  -0-     -0-
    1997                                     47,692            15,000            495       -0-                2,400     -0-
    1996 (f)                                    -0-               -0-            -0-       -0-                  -0-     -0-
David K. Powers
   Executive Vice President:
    1998                                    116,848            20,000          2,773       -0-                  -0-     -0-
    1997                                    106,729            20,000          2,290       -0-                2,400     -0-
    1996                                    103,736            20,000          2,669       -0-                  -0-     -0-




--------------------------------------------------------------------------------
Name and                                                     All Other
Principal                                                   Compensation
Position/Year
--------------------------------------------------------------------------------
Joseph D. Reid (c)
  Chairman, President and
  CEO of the Corporation
  and Chairman and CEO of
  Sun Community Bancorp Limited:
    1998                                                           -0-
    1997                                                           -0-
    1996                                                           -0-
Robert C. Carr
  Treasurer and Executive
  Vice President of the
  Corporation; Chairman,
  Capitol National Bank:
    1998                                                           -0-
    1997                                                           -0-
    1996                                                           -0-
Paul R. Ballard
  Executive Vice President of
  the Corporation; President and
  CEO, Portage Commerce Bank:
    1998                                                           -0-
    1997                                                           -0-
    1996                                                           -0-
Lee W. Hendrickson
 Senior Vice President and
 Chief Financial Officer of the
 Corporation and Sun
 Community Bancorp Limited:
    1998                                                           -0-
    1997                                                           -0-
    1996 (f)                                                       -0-
David K. Powers
 Executive Vice President:
    1998                                                           -0-
    1997                                                           -0-
    1996                                                           -0-





(a)     Represents amounts pursuant to incentive compensation program.
(b) Represents allocated personal portion of value of automobile and life insurance provided by the Corporation.
(c)     See also "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS".
(d)     Also includes certain expense allowances aggregating
        $10,800 provided by Sun Community Bancorp Limited and its subsidiaries.
(e) Represents options granted pursuant to employment agreement. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS".
(f)     Did not receive compensation from the Corporation in 1996.


                    Aggregated Options/SARs Exercised in Last Fiscal Year and Fiscal Year-End Option/SAR Values
-----------------------------------------------------------------------------------------------------------------------------------


       (a)                          (b)                       (c)                         (d)                       (e)

                                                                                    Number of                 Value of  Unexercised
                                                                                    Unexercised               In-the-Money
                                                                                    Options/SARs at           Options/SARs at
                                                                                    Fiscal Year-End           Fiscal Year-End

                              Shares Acquired                                       Exercisable/              Exercisable/
Name                          on Exercise               Value Realized              Unexercisable(b)          Unexercisable(b)
-----------------------------------------------------------------------------------------------------------------------------------

Joseph D. Reid                     63,276                  $ 797,563(a)               485,119(b)              $4,466,986(c)
Robert C. Carr                                                                         39,600(b)                 486,975(c)
Paul R. Ballard                                                                        21,600(b)                 256,391(c)



(a) Based on approximate average market price per share during month of transfer less exercise price of stock options, multiplied by number of stock options exercised.

(b)      All outstanding options are currently exercisable.
(c) The Corporation's common stock is traded on The Nasdaq Stock Market(SM) under the symbol "CBCL". Value is based on December 31, 1998 closing price of $ 20.938 per share (which was based on market quotations supplied to the Corporation and reflects inter-dealer prices without retail mark-up, mark-down or commissions).



DIRECTORS' DEFERRED COMPENSATION PLAN

         Nonemployee directors of the Corporation may either receive directors' fees currently or elect to defer such fees pursuant to a deferred compensation plan (the "Plan"). Under the terms of the Plan, directors' fees voluntarily deferred are remitted to a trustee (the "Trustee", Paragon Bank & Trust, Holland, Michigan) and such funds are invested in shares of Common Stock of the Corporation in open market transactions. As of February 17, 1999, the Plan held 141,624 shares of the Corporation's Common Stock. The Trustee has sole voting power over the shares held by the Plan; accordingly, the shares held by the Plan are not included in the shares attributed to each director in the table included elsewhere in this Proxy Statement. However, shares held by the Plan are included in the total of all shares held by directors and officers as a group. Each director's participation in the Plan is voluntary and does not affect the amount of his/her director fees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          The Corporation has entered into an Employment Agreement with Joseph
D. Reid under which, in addition to any other functions to be performed by him as may be prescribed by the Board of Directors of the Corporation, he agreed to serve as Chairman of the Board, President and Chief Executive Officer of the Corporation. The term of the Employment Agreement is three years and is automatically extended for an additional year each January 1 unless either party gives written notice to the contrary. Mr. Reid's Employment Agreement binds the Corporation to issue Mr. Reid certain options at the outset of the Employment Agreement and additional options in the event of any new issue of shares equal to 15% of the sum of the additional shares issued and the shares subject to the options. The exercise price of such options is to be established by the Board of Directors based on the fair market price of Common Stock at the time of issuance of the option but not less than $6.06 per share. Each option expires seven years after its date of issuance. At December 31, 1998, Mr. Reid held options to purchase up to 485,119 shares of Common Stock of the Corporation at exercise prices ranging from $7.72 per share to $25.10 per share.


          Sun Community Bancorp Limited, a 51%-owned subsidiary of the Corporation, entered into an Employment Agreement with Mr. Reid in November 1997 (effective January 1, 1998) under which he agreed to serve as its Chairman and CEO, which provides for an annual salary, discretionary bonuses and stock options. The term of the agreement is three years and is automatically renewed for an additional year each January 1 unless either party gives written notice to the contrary.


          In May 1997, the Corporation entered into an agreement ("Put Agreement") whereby upon Mr. Reid's death, his estate may request the Corporation to purchase from his estate up to $2.5 million of the Corporation's Common Stock then held by the estate. The Corporation's obligation pursuant to the Put Agreement is covered by company-owned life insurance.

          The Corporation and/or its subsidiaries have entered into Employment Agreements with certain executive officers and/or employee directors of the Corporation (including Messrs. Ballard, Carr, Powers, and others). Except for the salaries, the terms of each agreement currently in force are substantially identical. The term of each Employment Agreement is three years and is extended automatically for one year each January 1 unless either party gives written notice to the contrary. In addition to their salaries, each employee is entitled to various fringe benefits and a discretionary bonus. All employees are entitled to disability benefits under prescribed circumstances. Similar Employment Agreements have been entered into by the Corporation's subsidiaries with certain of their executive officers who are not executive officers or directors of the Corporation.

          The Corporation and/or its subsidiaries have entered into Executive Supplemental Income Agreements with certain of those executive officers and/or employee directors of the Corporation and similarly by the Corporation's subsidiaries with certain of their executive officers who are not executive officers or directors of the Corporation. The Agreements provide for the payment to each employee or designated beneficiary an annual benefit which is approximately equal to the annual base salary of each employee for a period of fifteen years in the event of either the employee's retirement or the death of the employee before attaining retirement age. In the event of a change in control of the Corporation (as defined in the Agreements) which is not approved by the Board of Directors, each employee can retire with full benefits at any time after attaining the age of 55 without approval of the Board of Directors as then constituted. The benefit liabilities under the Agreements are covered by a funded insurance program by the Corporation and/or its subsidiaries.

          Cristin Reid English is the Corporation's Vice President and General Counsel and also serves as Vice President and General Counsel of Sun Community Bancorp Limited. Ms. English is Mr. Reid's daughter. In 1998, Ms. English received salaries and expense allowances in the amount of $49,812 from the Corporation and $44,134 from Sun Community Bancorp Limited as officer compensation.


          The Corporation and some of its bank subsidiaries utilize the law firm of Lasky Fifarek & Hogan, a professional corporation, from time to time. Charles
L. Lasky is a principal shareholder in that law firm and is Mr. Reid's brother-in-law. Amounts paid by the Corporation and its subsidiaries to the law firm amounted to $105,654 in 1998.


          Ann Arbor Commerce Bank leases its primary banking facility from South State Commerce Center LLC. Mr. Genova and Ms. Gaskin are members of the limited liability leasing entity. Rent paid by Ann Arbor Commerce Bank to the leasing entity amounted to $165,449 in 1998.


          Portage Commerce Bank leases its primary banking facility from Portage Commerce Investors LLC. Messrs. Kasten and Becker are members of the limited liability leasing entity. Rent paid by Portage Commerce Bank to the leasing entity amounted to $176,238 in 1998.

          Brighton Commerce Bank leases its primary banking facility from Tri-O Development. Three of Mr. O'Leary's adult children are members of the limited liability leasing entity. Rent paid by Brighton Commerce Bank to the leasing entity amounted to $225,000 in 1998.

          The Corporation and Capitol National Bank paid rent of approximately $295,000 during 1998 for their principal offices at One Business & Trade Center, 200 Washington Square North, Lansing, Michigan to Business & Trade Center Limited, a Michigan limited partnership, under lease agreements with expiration dates ranging from 2000 to 2003 and portions of which are renewable for periods of 2 1/2 years. Joseph D. Reid and L. Douglas Johns are partners of the Partnership.

          The Corporation's banking subsidiaries have, in the normal course of business, made loans to certain directors and officers of the Corporation and its subsidiaries, and to organizations in which certain directors and officers have an interest. As of December 31, 1998, the outstanding principal balance of such loans approximated $59,939,000 representing 121.6% of stockholders' equity. In the opinion of management, such loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties and did not involve more than the normal risk of collectibility or present other unfavorable features. The Corporation has a written policy that all loans to, and all transactions with, the Corporation's officers, directors, affiliates and/or shareholders holding 10% or more of the Corporation's stock will be made or entered into for bona fide business purposes, on terms no less favorable than could be made to, or obtained from, unaffiliated parties, and shall be approved by a majority of the directors of the Corporation, including a majority of the independent disinterested directors of the Corporation.

          The Corporation and its subsidiaries on a consolidated basis own approximately 20% of the outstanding common stock of Access BIDCO, Incorporated, with an aggregate carrying value of $895,000 at December 31, 1998. Access BIDCO is a business and industrial development corporation, regulated by the Michigan Financial Institutions Bureau which is the same state agency which regulates state-chartered commercial banks and other state-chartered financial institutions. As a Michigan BIDCO, Access BIDCO is a non-depository financial institution engaged in making loans and providing other financing and management assistance to Michigan businesses as permitted under the Michigan BIDCO Act.


          Joseph D. Reid, Chairman and Chief Executive Officer of Access BIDCO, Incorporated serves as a director of Access BIDCO and its majority-owned subsidiary, Onset BIDCO. In his capacity as an executive officer of Access BIDCO, Mr. Reid received cash compensation in 1998 in the form of a salary in the amount of $102,764. Mr. Reid also owns 4.5% of the outstanding common stock of Access BIDCO. In addition to the relationship between Mr. Reid and Access BIDCO, Senior Vice President and Chief Financial Officer of Capitol Bancorp, Lee
W. Hendrickson, serves as Vice President, Chief Financial Officer, and a director of Access BIDCO and its majority- owned subsidiary. Mr. Hendrickson received a salary from Access BIDCO for his services as an executive officer of Access BIDCO. Cristin Reid English, Vice President and General Counsel of Capitol Bancorp Ltd. is an officer and a director of Access BIDCO, is a director of its majority-owned subsidiary, and received a salary from Access BIDCO as officer compensation. In addition to the foregoing, Access BIDCO leased office space from the Corporation in 1998 on a month-to-month basis at approximately $2,000 per month.


          The Corporation entered into a subscription agreement in 1998 in the amount of $5 million for a limited partnership interest in North Coast Technology Ventures, LP, a $75 million limited partnership investment fund. The Corporation intends that its bank subsidiaries will fund the subscription amount in 1999. The general partner of the partnership is ATI Management, LLC. Mr. Reid is a noncompensated member of the limited liability company.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

          BDO Seidman, LLP acted as independent auditors for the Corporation for the year ended December 31, 1998. Representatives of BDO Seidman, LLP will be present at the Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.


OTHER MATTERS

          The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, including matters relating to the conduct of the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of those voting the proxies.

\


MISCELLANEOUS

          The cost of solicitation of proxies will be borne by the Corporation. In addition to solicitations by mail, directors, officers and regular employees of the Corporation may solicit proxies personally or by telephone without additional compensation.

          The Corporation's 1998 Annual Report to Stockholders ("Annual Report") is being provided herewith. Any stockholder who does not receive a copy of the Annual Report may obtain a copy by writing the Corporation. The Annual Report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.


FORM 10-K

          A copy of the Corporation's 1998 Form 10-K, without exhibits, is available to stockholders without charge upon written request to: Capitol Bancorp Ltd., One Business & Trade Center, 200 Washington Square North, Lansing, Michigan 48933, Attention: Linda D. Pavona, Vice President.


          Form 10-K, and certain other periodic filings, are filed with the Securities and Exchange Commission. The SEC maintains an Internet web site that contains reports, proxy and information statements and other information regarding companies which file electronically (which includes the Corporation). The SEC's web site address is http:\\www.sec.gov. The Corporation's filings with the SEC can also be accessed through the Corporation's web site, http:\\www.cbcl.com.



STOCKHOLDER PROPOSALS

          In order to be eligible for inclusion in the Corporation's proxy material for next year's annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at the Corporation's main office at One Business & Trade Center, 200 Washington Square North, Lansing, Michigan 48933, no later than November 13, 1999. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

                                           BY ORDER OF THE BOARD OF DIRECTORS




                                           JOSEPH D. REID
                                           CHAIRMAN OF THE BOARD


LANSING, MICHIGAN
MARCH 17, 1999

                           CAPITOL BANCORP LTD.                            PROXY
                           One Business & Trade Center
                           200 Washington Square North
                                Lansing, MI 48933
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Joseph D. Reid and David O'Leary as Proxies, each with the power to appoint his substitute and hereby authorizes them to represent and to vote as designated below, all the shares of Common Stock of Capitol Bancorp Ltd. held of record by the undersigned on March 10, 1999 at the Annual Meeting of Shareholders to be held on May 4, 1999, or any adjournment thereof.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:

1.  Election of Directors:
    |_|  FOR all nominees listed                         |_|  WITHHOLD AUTHORITY to vote for all nominees listed
below
         (except as marked to the contrary)

          Louis G. Allen          Douglas E. Crist          Kathleen A. Gaskin          Leonard Maas
          Paul R. Ballard         James C. Epolito          H. Nicholas Genova          Lyle W. Miller
          David L. Becker         Gary A. Falkenberg        Lewis D. Johns              David O'Leary
          Robert C. Carr          Joel I. Ferguson          Michael L. Kasten           Joseph D. Reid


(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

2. Proposal to amend the Corporation's article's of incorporation to increase the number of authorized common shares (no par value) from 10,000,000 to 25,000,000.
    |_|  FOR                                             |_|  AGAINST

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted "FOR" the Proposals.

                                       Please sign this proxy exactly as your
                                       name appears on the books of the company.
                                       Joint owners should each sign personally.
                                       Trustees and other fiduciaries should
                                       indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

                                       Date                               , 1999
                                            -----------------------------


                                       Signature
                                                --------------------------------


                                       Signature if held jointly
                                                                 ---------------


                                       PLEASE MARK, SIGN, DATE AND RETURN THE
                                       PROXY CARD PROMPTLY USING THE ENCLOSED
                                       ENVELOPE.

                                       PLEASE INDICATE WHETHER YOU PLAN TO
                                       ATTEND THE ANNUAL MEETING OF STOCKHOLDERS
                                       |_| WILL ATTEND |_| WILL NOT ATTEND